Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SILICON GRAPHICS MOVES DATE FOR ANNUAL STOCKHOLDERS´ MEETING

Stockholders to Consider Reverse Stock Split in Early 2006

MOUNTAIN VIEW, Calif., (November 29, 2005) - Silicon Graphics (OTC: SGID)‚ announced today it intends to postpone its annual meeting of stockholders until early 2006 in order to include an additional proposal for stockholders to approve an amendment to the Company´s Restated Certificate of Incorporation which will effect a reverse stock split of the common stock of the Company.

The Company is currently considering a reverse stock split at ratios in the range of 1-for-10 to 1-for-20. The Company believes that a reverse stock split will improve the trading characteristics of its common stock as well as facilitate efforts by the Company to seek additional investment or strategic alternatives with the goal of preserving and creating value for the benefit of stockholders and creditors.

The Company expects to file an amended proxy statement with the Securities and Exchange Commission (SEC) in the near future and will distribute this proxy statement to its stockholders after the applicable review period has expired.

The annual meeting was originally scheduled to be held on Tuesday‚ December 6‚ 2005.

Investors are urged to read the Company´s amended definitive proxy statement that will be filed with the SEC because it contains important information. The Company and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the annual meeting. Information regarding such individuals is included in the Company´s proxy statement and annual reports on Form 10-K previously filed with the SEC. Investors may obtain a free copy of the proxy statement and other relevant documents as well as other material filed with the SEC concerning the Company and these individuals at the SEC´s website at www.sec.gov. These materials and other documents may also be obtained from the Company at www.sgi.com.

This news release contains forward-looking statements regarding SGI that are subject to risks and uncertainties. These risks and uncertainties could cause

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Telephone 650.960.1980
sgi.com

MEDIA CONTACT
Caroline Japic
caroline@sgi.com
650.933.7210

INVESTOR CONTACT
Beth Howe
bhowe@sgi.com
650.933.8279

SGI PR HOTLINE
650.933.7777

SGI PR FACSIMILE
650.933.0283

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actual results to differ materially from those described in such statements.  The reader is cautioned not to rely unduly on these forward-looking statements, which are not a guarantee of future or current performance.  Such risks and uncertainties include risks related to SGI´s ability to effect the proposed reverse stock split, the risk that if approved, SGI´s board of directors may not exercise its discretion to effect the stock split, the risk that the proposed reverse stock split may not improve the trading characteristics of SGI´s common stock and the risk that the proposed reverse stock split may not facilitate efforts by SGI to seek strategic alternatives, such as seeking a strategic partner or acquirer, or seeking a financial partner to make a substantial equity investment. Other risks are detailed from time to time in SGI´s periodic reports that are filed with the SEC, including SGI's annual report on Form 10-K for the year ended June 24, 2005 and SGI´s quarterly report on Form 10-Q for the quarter ended September 30, 2005.

SILICON GRAPHICS | The Source of Innovation and DiscoveryTM

SGI, also known as Silicon Graphics, Inc. (OTC: SGID), is a leader in high-performance computing, visualization and storage. SGI´s vision is to provide technology that enables the most significant scientific and creative breakthroughs of the 21st century. Whether it's sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense or enabling the transition from analog to digital broadcasting, SGI is dedicated to addressing the next class of challenges for scientific, engineering and creative users. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

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Silicon Graphics, SGI, the SGI cube and the SGI logo are registered trademarks and The Source of Innovation and Discovery is a trademark of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.